CONECTIV

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                 MARCH 31, 1997

                             (Dollars in Thousands)

                                   (Unaudited)

                                     ASSETS



                                            Delmarva               Atlantic              Pro Forma                   Conectiv
                                          As Adjusted            As Adjusted            Adjustments                 Pro Forma
                                         ---------------       ----------------       ----------------          ------------------


Utility Plant, At Cost

  Electric                                     2,966,254              2,517,704                      -                   5,483,958
  Gas                                            229,655                      -                      -                     229,655
  Common                                         167,577                      -                      -                     167,577
                                         ---------------       ----------------       ----------------          ------------------
                                               3,363,486              2,517,704                      -                   5,881,190
  Less: Accumulated depreciation               1,319,101                876,107                      -                   2,195,208

                                         ---------------       ----------------       ----------------          ------------------
  Net utility plant in service                 2,044,385              1,641,597                      -                   3,685,982

  Construction work-in-progress                  106,568                114,940                      -                     221,508

  Leased property,                                31,753                 38,254                      -                      70,007
net

  Cost in excess of net assets acquired,          75,367                      -                230,663  (f)                306,030
net

                                         ---------------       ----------------       ----------------          ------------------
                                               2,258,073              1,794,791                230,663                   4,283,527
                                         ---------------       ----------------       ----------------          ------------------
Investments and Nonutility Property                                                                  -

  Nonutility property, net                        79,076                 54,931                      -                     134,007

  Investment in leveraged                         46,897                 79,887                      -                     126,784
leases

  Funds held by trustee                           35,604                 86,646                      -                     122,250

  Other investments                                4,204                 38,536                      -                      42,740

                                         ---------------       ----------------       ----------------          ------------------
                                                 165,781                260,000                      -                     425,781
                                         ---------------       ----------------       ----------------          ------------------
Current Assets

  Cash and cash equivalents                       42,859                 15,548                      -                      58,407

  Accounts                                       158,044                124,664                      -                     282,708
receivable

  Deferred energy costs                           24,230                 30,347                      -                      54,577

  Inventories, at average cost:

    Fuel (coal, oil, and gas)                     31,009                 28,058                      -                      59,067

    Materials and supplies                        43,324                 38,497                      -                      81,821

  Prepayments                                     12,512                 75,883                      -                      88,395

  Other                                                -                  6,729                      -                       6,729
                                         ---------------       ----------------       ----------------          ------------------
                                                 311,978                319,726                      -                     631,704
                                         ---------------       ----------------       ----------------          ------------------

Deferred Charges and Other Assets

  Unrecovered purchased power costs                    -                 79,120                      -                      79,120

  Deferred recoverable income taxes              134,138                 85,858                      -                     219,996

  Unrecovered state excise                             -                 52,324                      -                      52,324
  taxes

  Deferred debt refinancing                       20,715                 29,412                      -                      50,127
  costs

  Other regulatory assets                         31,133                 60,482                      -                      91,615

  Prepaid employee benefit                        35,966                  7,759                 20,901  (g)                 64,626
  costs

  Unamortized debt expense                        13,708                 14,484                      -                      28,192

  Other                                           23,797                 38,876                (7,764)  (i)                 54,909
                                         ---------------       ----------------       ----------------          ------------------
                                                 259,457                368,315                 13,137                     640,909
                                         ---------------       ----------------       ----------------          ------------------
Total Assets                                   2,995,289              2,742,832                243,800                   5,981,921
                                         ===============       ================       ================          ==================



     The accompanying notes to the unaudited pro forma condensed consolidated balance sheet and statements of income are an integral part of this statement.



                                    CONECTIV
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                 MARCH 31, 1997

                             (Dollars in Thousands)

                                   (Unaudited)

                         CAPITALIZATION AND LIABILITIES




                                        Delmarva               Atlantic              Pro Forma                   Conectiv
                                      As Adjusted            As Adjusted            Adjustments                 Pro Forma
                                     ---------------       ----------------       ----------------          ------------------


Capitalization

  Common stock                               137,665                562,656              (699,318)  (a)                  1,003

  Class A common stock                             -                      -                      66 (a)                     66

  Additional paid-in capital
  - common stock                             515,283                      -                939,587  (b)(k)           1,454,870

  Additional paid-in capital -
  Class A common stock                             -                      -                136,769  (b)                136,769

  Retained earnings                          294,794                226,047              (239,674)  (d)                281,167
                                     ---------------       ----------------       ----------------          ------------------
                                             947,742                788,703                137,430                   1,873,875
  Treasury shares, at cost                   (4,387)                      -                  4,387  (e)                       -

  Unearned compensation                        (358)                (2,799)                  3,157  (k)                       -
                                     ---------------       ----------------       ----------------          ------------------
        Total common stockholders'
        equity                               942,997                785,904                144,974                   1,873,875

  Preferred stock not subject to
  mandatory redemption                        89,703                      -               (89,703)  (p)                       -

  Preferred stock of
subsidiaries:

    Not subject to mandatory
    redemption                                     -                 30,000                 89,703  (p)                119,703

    Subject to mandatory redemption           70,000                113,950                      -                     183,950

  Long-term debt                             950,159                844,585                      -                   1,794,744

                                     ---------------       ----------------       ----------------          ------------------
                                           2,052,859              1,774,439                144,974                   3,972,272
                                     ---------------       ----------------       ----------------          ------------------
Current Liabilities

  Short-term debt                             33,077                127,500                      -                     160,577

  Preferred stock redemption
  requirement                                      -                 10,000                      -                      10,000

  Long-term debt due within one year          27,547                112,675                      -                     140,222

  Variable rate demand bonds                  85,000                      -                      -                      85,000

  Accounts payable                            76,495                 50,708                      -                     127,203

  Taxes accrued                                9,847                 19,577                (1,464) (k)                  27,960

  Interest accrued                            22,497                 17,905                      -                      40,402

  Dividends declared                          23,763                 21,624                      -                      45,387

  Current capital lease                       12,623                    715                      -                      13,338
obligation

  Deferred income taxes, net                   5,431                  1,560                      -                       6,991

  Other                                       31,756                 27,120                 82,251 (h)(i)              141,127
                                     ---------------       ----------------       ----------------          ------------------
                                             328,036                389,384                 80,787                     798,207
                                     ---------------       ----------------       ----------------          ------------------
Deferred Credits and Other
Liabilities

  Deferred income taxes, net                 522,906                434,067               (36,957)  (l)                920,016

  Deferred investment tax                     41,861                 45,944                      -                      87,805
credits

  Long-term capital lease obligations         19,546                 37,538                      -                      57,084

  Postretirement obligations                       -                 34,109                 54,996  (g)                 89,105

  Other                                       30,081                 27,351                      -                      57,432
                                     ---------------       ----------------       ----------------          ------------------
                                             614,394                579,009                 18,039                   1,211,442
                                     ---------------       ----------------       ----------------          ------------------
Total Capitalization and Liabilities       2,995,289              2,742,832                243,800                   5,981,921
                                     ===============       ================       ================          ==================


     The accompanying notes to the unaudited pro forma condensed consolidated balance sheet and statements of income are an integral part of this statement.